Exhibit 99.1

Ed Soluna Land Purchase Secures Up to 187

MW of Sustainable Energy for AI and Bitcoin

Mining at Project Rosa

Agreement Secures 60 Acres of Land for Project Development,

Expected to Unlock up to 187 MW of Sustainable Energy for AI and

Bitcoin Mining

ALBANY, NY, February 25, 2025 – Soluna Holdings, Inc. (“SHI”, “Soluna”, or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications including Bitcoin mining and AI, announced today that it has secured the necessary land purchase agreement to build its new data center, Project Rosa. This milestone marks a significant step forward in expanding Soluna’s capacity with up to an impressive 187 MW of renewable energy dedicated to powering next-generation AI and Bitcoin mining operations.

Key Project Highlights:

●	Soluna Capacity Expansion: Project Rosa will provide up to 187 MW of sustainable energy, executed in two phases, specifically allocated to support high-performance computing tasks in AI and Bitcoin mining.
●	Strategic Land Acquisition: Project Rosa will be strategically co-located with a 240 MW wind farm in Texas, enabling the project to directly harness a substantial share of its renewable energy. Soluna has secured the land purchase agreement for the 60 acres of land necessary for this project’s development, an important milestone in its journey to shovel readiness.
●	Environmental and Economic Impact: The development of the new data center aligns with Soluna’s mission to utilize excess renewable energy and create sustainable, scalable, low-cost data centers for next-generation workloads.

“Securing these land agreements is a critical achievement for Soluna,” said John Belizaire, CEO of Soluna. “Project Rosa not only enhances our operational capacity but also reinforces our commitment to delivering sustainable, cutting-edge solutions in high performance computing.”

With Project Rosa, Soluna continues its tradition of naming its data centers after women who have made significant contributions to science and technology. The project is named after Rosalind Franklin, a chemist whose work was central to understanding the molecular structures of DNA, RNA, and viruses.

For more information on Soluna and its projects, please visit solunacomputing.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, our expectations with respect to the completion of Project Rosa, including our ability to complete the land purchase, complete the multiple phases of the project, our expectations with respect to the amount of renewable energy capacity the project will deliver, and our ability to complete the project on the projected timeline or at all, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on April 1, 2024. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X (formerly Twitter) at @SolunaHoldings.

Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

ir@soluna.io